UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

February 10, 2005 (February 7, 2005)

Date of Report (Date of earliest event reported)

NATIONAL-OILWELL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12317 (Commission File Number)	76-0475815 (IRS Employer Identification No.)

10000 Richmond Avenue Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant’s telephone number, including area code: 713-346-7775

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Stock Option Grant. On February 7, 2005, the Compensation Committee of the Board of Directors of National-Oilwell, Inc. approved the grant of stock options pursuant to the National-Oilwell, Inc. Amended and Restated Stock Award and Long-Term Incentive Plan, including grants of stock options to certain of its named executive officers as follows:

Securities Underlying
Name	Options (#)
Merrill A. Miller, Jr.	0
Steven W. Krablin	50,000
Gary Stratulate	30,000
Kevin A. Neveu	30,000
Mark A. Reese	30,000

The stock options have an exercise price equal to the fair market value of a share of National-Oilwell, Inc. Common Stock on the date of grant. The stock options have terms of ten years from the date of grant and vest in three equal annual installments beginning one year from the date of grant. A form of the stock option grant agreement is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibit is being filed herewith:

10.1    Form of Stock Option Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2005	NATIONAL-OILWELL, INC.
/s/ Steven W. Krablin
Steven W. Krablin
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Option Agreement